                                CREDIT AGREEMENT

     THIS AGREEMENT is entered into as of June 27, 1997, by and between SCHLOTZSKY'S, INC., a Texas corporation ("Borrower"), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION ("Bank").


                                    RECITAL

     Borrower has requested from Bank the credit accommodations described below (each, a "Credit" and collectively, the "Credits"), and Bank has agreed to provide the Credits to Borrower on the terms and conditions contained herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:


                                   ARTICLE I
                                  THE CREDITS

      SECTION 1.1.   LINE OF CREDIT.

     (a) LINE OF CREDIT. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including April 30, 2000, not to exceed at any time the aggregate principal amount of Twelve Million Dollars ($12,000,000.00) ("Line of Credit"), the proceeds of which shall be used to finance working capital purposes. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

     (b) BORROWING AND REPAYMENT. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

     SECTION 1.2.   TERM COMMITMENT.

     (a) TERM COMMITMENT. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including December 30, 1997, not to exceed the aggregate principal amount of Three Million

Dollars ($3,000,000.00) ("Term Commitment"), the proceeds of which shall be used to (a) finance capital expenditures and (b) refinance existing debt, and which shall be converted on December 30, 1997, to a term loan, as described more fully below. Borrower's obligation to repay advances under the Term Commitment shall be evidenced by a promissory note substantially in the form of Exhibit B attached hereto ("Term Commitment Note"), all terms of which are incorporated herein by this reference.

     (b) BORROWING AND REPAYMENT. Borrower may from time to time during the period in which Bank will make advances under the Term Commitment borrow and partially or wholly repay its outstanding borrowings, provided that amounts repaid may not be reborrowed, subject to all the limitations, terms and conditions contained herein; provided however, that the total outstanding borrowings under the Term Commitment shall not at any time exceed the maximum principal amount available thereunder, as set forth above. The outstanding principal balance of the Term Commitment shall be due and payable in full on December 30, 1997; provided however, that so long as Borrower is in compliance on said date with all terms and conditions contained herein and in any other documents evidencing the Credits, Bank agrees to restructure repayment of said outstanding principal balance so that principal and interest shall be amortized over five years and shall be repaid in monthly installments, as set forth in the promissory note executed by Borrower on said date to evidence the new repayment schedule.

     (c) PREPAYMENT. Borrower may prepay principal on the Term Commitment solely in accordance with the provisions of the Term Commitment Note.

     SECTION 1.3.   INTEREST/FEES.

     (a) INTEREST. The outstanding principal balance of the Line of Credit and Term Commitment shall bear interest at the rate of interest set forth in the Line of Credit Note and Term Commitment Note.

     (b) COMPUTATION AND PAYMENT. Interest shall be computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed. Interest shall be payable at the times and place set forth in the Line of Credit Note and Term Commitment Note (collectively, the "Notes").

     (c) UNUSED COMMITMENT FEE. Borrower shall pay to Bank a fee equal to one-quarter of one percent (.25%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line Of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears within ten (10) days after each billing is sent by Bank.

     SECTION 1.4. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due under each Credit by charging Borrower's demand deposit account number ___________ with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

     SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the state of Texas, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

     SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement, the Notes, and each other document, contract and instrument required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

     SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

     SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

     SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The consolidated financial statement of Borrower and Scholtzsky's Real Estate, Inc. dated March 31, 1997, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

     SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

     SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

     SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

     SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

     SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

                                  ARTICLE III
                                   CONDITIONS

     SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to grant any of the Credits is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

     (a) APPROVAL OF BANK COUNSEL. All legal matters incidental to the granting of each of the Credits shall be satisfactory to Bank's counsel.

     (b) DOCUMENTATION. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

     (i)  This Agreement and the Notes.
    (ii)  Corporate Resolution: Borrowing.
    (iii) Certificate of Incumbency.
    (iv) Such other documents as Bank may require under any other Section of this Agreement.

     (c) FINANCIAL CONDITION. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

     (d) INSURANCE. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

     SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

     (a) COMPLIANCE. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

     (b) DOCUMENTATION. Bank shall have received all additional documents which may be required in connection with such extension of credit.

                                   ARTICLE IV
                             AFFIRMATIVE COVENANTS

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

     SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

     SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

     SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

     (a) not later than 120 days after and as of the end of each fiscal year, an audited consolidated financial statement of Borrower and Schlotzsky's Real Estate, Inc., prepared by certified public accountant, to include balance sheet, income statement, statement of cash flows and 10-K reports;

     (b) not later than 45 days after and as of the end of each quarter, a consolidated financial statement of Borrower and Schlotzsky's Real Estate, Inc., prepared by Borrower, to include balance sheet, income statement and 10-K reports;

     (c) contemporaneously with each quarter financial statement of Borrower required hereby, a certificate of the president or chief financial officer of Borrower stating (a) that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default and (b) showing the calculations for the covenants set forth in
Section 4.9 below;

     (d) from time to time such other information as Bank may reasonably request.

     SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

     SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

     SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

     SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and
(b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

     SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of $100,000.00.

     SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

     (a) Working Capital not at any time less than $12,000,000.00, with "Working Capital" defined as total current assets minus total current liabilities.

     (b) Total Liabilities divided by Tangible Net Worth not at any time greater than .90 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

     (c) EBITDA Coverage Ratio not less than 2.0 to 1.0 as of each fiscal year end, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt.

     (d) EBITDA Borrowing Ratio not less than 2.0 to 1.0 as of the end of each fiscal quarter, with "EBITDA" as defined above and calculated as of the end of the preceding four fiscal quarters, and with "EBITDA Borrowing Ratio" defined as the outstanding principal balance of the Revolving Line of Credit divided by EBITDA.

     SECTION 4.10.  NOTICE TO BANK.  Promptly (but in no event more than five
(5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or
(d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $500,000.00.

                                   ARTICLE V
                               NEGATIVE COVENANTS

     Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

     SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any of the Credits except for the purposes stated in Article I hereof.

     SECTION 5.2. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) the liabilities of Borrower existing as of the date hereof and listed on Exhibit C to this Agreement, and (c) other liabilities not to exceed an aggregate principal amount of $3,000,000.00.

     SECTION 5.3. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

     SECTION 5.4. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except (a) any of the foregoing in favor of Bank, (b) any of the foregoing existing as of the date hereof and listed on Exhibit C to this Agreement, (c) purchase money security interests granted in the ordinary course of business, and (d) liens granted on the Borrower's real property.

                                   ARTICLE VI
                               EVENTS OF DEFAULT

     SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

     (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

     (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

     (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including Bank.

     (e) The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower.

     (f) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

     (g) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

     (h) The death or incapacity of Borrower. The dissolution or liquidation of Borrower; or Borrower, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.

     (i) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the common stock of Borrower.

     SECTION 6.2.   REMEDIES.  Upon the occurrence of any Event of Default:
(a) all principal and accrued and unpaid interest outstanding under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are hereby expressly waived by each Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any of the Credits and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                  ARTICLE VII
                                 MISCELLANEOUS

     SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

     SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

     BORROWER:  SCHLOTZSKY'S, INC.
                200 West Fourth Street
                Austin, TX 78701



     BANK:      WELLS FARGO BANK (TEXAS),
                 NATIONAL ASSOCIATION
                Central Texas RCBO - Austin
                100 Congress, Suite 150
                Austin, TX 78701

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel to the extent permissible), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any of the Credits, Borrower or its business, [any guarantor hereunder or the business of such guarantor,] or any collateral required hereunder.

     SECTION 7.5. AMENDMENT. This Agreement may be amended or modified only in writing signed by each party hereto.

     SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

     SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

     SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

     SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     SECTION 7.11. SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in the Loan Documents, in no event shall any Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with any Loan Documents, or in any communication by or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under the Loan Documents shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of any Loan Documents shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Bank, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if any of the Loan Documents has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of each of the Loan Documents, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of the Loan Documents does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with any of the Loan Documents which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreaing during the period of the full term of such Loan Documents, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Bank. The terms of this paragraph shall be deemed to be incorporated into each of the other Loan Documents.

     To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to Bank for the purpose of determining the Maximum Rate, Bank hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to Bank's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

     SECTION 7.12. RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (a) Borrower hereby authorizes Bank, at any time and from time to time, without notice, which is hereby expressly waived by each Borrower, and whether or not Bank shall have declared the Credits to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under the Loan Documents (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Bank to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Bank, in its sole discretion, may elect. Borrower hereby grants to Bank a security interest in all deposits and accounts maintained with Bank and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Bank under the Loan Documents.

     SECTION 7.13. BUSINESS PURPOSE. Borrower represents and warrants that the Credits are for a business, commercial, investment, agricultural or other similar purpose and not primarily for a personal, family or household use.

     SECTION 7.14.  ARBITRATION.

     (a) ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     (b) GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States
Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

     (c) NO WAIVER; PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

     (d) ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. Arbitrators must be active members of the Texas State Bar with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

     (e) JUDICIAL REVIEW. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

     (f) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                       WELLS FARGO BANK (TEXAS),
SCHLOTZSKY'S, INC.                       NATIONAL ASSOCIATION


By:                                    By:
    -------------------------              --------------------------
    John C. Wooley                         Keith Smith
    Chief Executive Officer                Vice President

                     FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of September 26, 1997, by and between SCHLOTZSKY'S, INC., a Texas corporation ("Borrower"), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION ("Bank").

                                   RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of June 27, 1997, as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1.  The following is hereby added to the Credit Agreement as Section
1.1(c):

     (c) FRANCHISEE NOTE SUBFEATURE. (i) As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to make loans (each a "Franchisee Loan" and collectively, the "Franchisee Loans") to certain franchisees or area distributors (each a "Franchisee") of Borrower to finance the payment of leasehold improvements to Borrower. Such loans will be evidenced by promissory notes (each a "Franchisee Note" and collectively, "Franchisee Notes") in the form attached hereto as Exhibit "C"; provided however, that the aggregate amount of all outstanding Franchisee Notes shall not at any time exceed Four Million Dollars ($4,000,000.00). Each Franchisee Loan shall be in a minimum amount of Two Hundred Thousand Dollars ($200,000.00). The aggregate principal amount of all Franchisee Notes shall be reserved under the Line of Credit and shall not be available for borrowings thereunder.

     (ii) Each Franchisee Note shall be issued for a term of one hundred eighty (180) days, and may be renewed one (1) time for another one hundred eighty days upon payment of the fee required by Section 1.3(d) of this

     Agreement; provided however, that no Franchisee Note, or renewal thereof, shall have an expiration date subsequent to the maturity date of the Line of Credit. Each Franchisee Note shall be subject to the additional terms and conditions of this agreement or other document, if any, required by Borrower in connection with the issuance thereof (each a "Franchisee Note Agreement" and collectively, "Franchisee Note Agreements").

     (iii) Borrower acknowledges and agrees that the agreements and other provisions of this Agreement and the guaranty of all Franchisee Loans by Borrower are material inducements to Bank's decision whether to make any Franchisee Loan. Borrower agrees to guarantee and does hereby unconditionally guarantee the payment of all Franchisee Loan amounts, including future Franchisee Loans, until all such indebtedness is fully and finally paid. Borrower agrees that all of the terms and provisions of the Guaranty of Franchise Note form (attached hereto as Exhibit "D" and incorporated herein for all purposes) shall be and are hereby incorporated by reference as the terms and provisions of this guarantee by Borrower of the Franchisee Loan amounts.

     (iv) Borrower represents and warrants that the persons whose names are signed as borrowers with respect to Franchisee Loans shall be franchisees or area distributors of Borrower, their signatures shall be genuine, and their authority and competence to execute all Franchisee Loan documents shall be genuine and legally sufficient. Borrower agrees to assure that all provisions of the Franchisee Note and funding conditions are adequately explained to each Franchisee borrower, agrees to not make any misrepresentations in connection with the execution of any note or loan documents, and agrees not to make or purport to make any representations on behalf of Bank or enter into any oral agreements with any borrower that might be construed as having been made by or on behalf of Bank. Bank may, from time to time and in its sole discretion, revise the form of the note and other documents used for Franchisee Loans. Borrower agrees to maintain a deposit account with Bank which shall be used for the funding of Franchisee Loans; all advances may be funded by Bank into said deposit account, with Borrower being responsible for promptly making such funds available to the Franchisee borrowers. Borrower shall maintain reliable records of all Franchisee Loans and the balances of such loans. Borrower agrees that when a Franchisee Loan is to be paid off, Borrower shall be responsible for identifying each specific Franchisee Loan to be paid off, obtaining the correct payoff quote for each such loan, and delivering the correct sum to Bank to accomplish the full payment of such Franchisee Loans.

     (v) The obligation of the Bank to make any Franchisee Loan shall be conditioned upon Bank's receipt of (A) an executed Franchisee Note, with all blanks filled in, (B) an executed Guaranty of Franchisee
     Note in the form attached hereto as Exhibit "D" with all blanks filled in, and (C) a completed and executed corporate resolution of Borrower authorizing the Guaranty of the applicable Franchise Note. Borrower will review and approve all executed Franchisee Loan documents before submitting them to Bank. Borrower will not change the form of such documents without Bank's prior written consent.

     (vi) Borrower agrees to promptly pay the outstanding indebtedness of any Franchisee Loan under any circumstance by which the amount of any Franchisee Loan becomes due and payable, including without limitation, upon maturity if not renewed, or by acceleration after default. In addition, Borrower agrees to purchase all Franchisee Loans or pay to Bank all Franchisee Loan amounts within 10 days of Bank's request for same upon the occurrence of an Event of Default under this Agreement.

          Upon the occurrence of an Event of Default, any and all obligations of Bank relating to the Franchisee Loans shall immediately terminate and, at Bank's option, Bank may demand that within ten (10) days all Franchisee Notes be paid in full by Borrower or that all Franchisee Loans be purchased from Bank by Borrower without recourse for the full outstanding balance of all indebtedness under such Franchisee Loans, except that in the case of an Event of Default of a type involving insolvency, such demand shall be understood as occurring automatically, without the necessity of any action by Bank.

          If, after default and demand as specified above, Borrower fails to timely pay or purchase all Franchisee Loans, including all matured and unmatured Franchisee Notes, then Bank may advance under the Line of Credit the full amount of the Franchisee Loans to effect the payment or purchase of such Franchisee Loans by Borrower, and such sums (plus interest thereon as it accrues) shall be deemed to be an advance under the

     Line of Credit and due and payable as provided therefor.

     (vii) Borrower agrees to keep Franchisee Loan documentation, guaranties and other forms safe and secure. Borrower agrees that Borrower nor any employee of Borrower, are agents of Bank, and that they are not authorized or empowered to act for or on behalf of Bank in any respect. Their actions with respect to the loan application, documentation and funding process are performed for or on behalf of themselves and/or Franchisee borrowers.

     (viii) INDEMNIFICATION. BORROWER AGREES TO INDEMNIFY BANK AND HOLD BANK HARMLESS OF AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, LIABILITIES AND DAMAGES, INCLUDING ATTORNEY'S FEES, WHICH MAY BE ASSERTED AGAINST BANK OR BANK'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, PARENT CORPORATION OR AFFILIATES BY ANY FRANCHISEE IN CONNECTION WITH ANY FRANCHISEE LOAN, EXCEPTING ONLY CLAIMS DUE SOLELY TO GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF BANK.

     2.  The following is hereby added to the Credit Agreement as
Section 1.3(d):

     (d) FRANCHISEE LOAN FEES. (i) Borrower shall pay to Bank a fee upon the making of each Franchisee Loan equal to one percent (1.00%) of the face amount thereof. Such fee shall be due and payable immediately upon the making of each Franchisee Loan. (ii) Borrower shall pay to Bank fees upon the renewal of each Franchisee Loan equal to one-half of one percent (0.50%) of the face amount thereof. Such fee shall be due and payable immediately upon the renewal of each Franchisee Loan.

     3.  The following is hereby added to the Credit Agreement as
Section 6.1(j):

     (j) The nonpayment of any Franchisee Loan within five (5) days of its maturity. A Franchisee Loan may be paid by renewal only once and then only upon compliance with the conditions of any such renewals set forth herein.

     4. Annexes "I", and "II" hereto are hereby added to the Credit Agreement as Exhibits "C", and "D" respectively.

     5. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     6. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                       WELLS FARGO BANK (TEXAS),
SCHLOTSZKY'S, INC.                       NATIONAL ASSOCIATION


By:                                    By:
    ---------------------------            ------------------------------
    John C. Wooley                         Keith Smith
    Chief Executive Officer                Vice President

                     SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of April 7, 1998, by and between SCHLOTZKY'S, INC., a Texas corporation ("Borrower"), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of June 27, 1997, as amended by that certain First Amendment to Credit Agreement between Borrower and Bank dated as of September 26, 1997 (collectively, the "Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. Section 1.1(c) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

     (c) FRANCHISEE NOTE SUBFEATURE. (i) As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to make loans to certain franchisees or area distributors (each a "Franchisee") of Borrower. Such loans shall be for the purpose of financing (A) the payment to Borrower by a franchisee or an area distributor for leasehold improvements (the "Leasehold Loans"), or (B) construction of new restaurants and the purchase of furniture, fixtures and equipment related thereto by a franchisee (the "Construction Loans"). Each Leasehold Loan will be evidenced by a promissory note (each a "Leasehold Note" and collectively, "Leasehold Notes") in the form attached hereto as Exhibit "C-1". Each Construction Loan will be evidenced by a promissory note (each a "Construction Note" and collectively, "Construction Notes") in the form attached hereto as Exhibit "C-2" (the Leasehold Notes and the Construction Notes, each a "Franchisee Note" and collectively, the "Franchisee Notes"); provided however, that the aggregate amount of all outstanding Franchisee Notes shall not at any time exceed Twelve Million Dollars ($12,000,000.00).

          Each Franchisee Loan shall be in a minimum amount of Two Hundred Thousand Dollars ($200,000.00). The aggregate principal amount of all Franchisee Notes shall be reserved under the Line of Credit and shall not be available for borrowings thereunder.

     2. Section 1.1(c) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

     Borrower specifically acknowledges and agrees that Bank has made no investigation as to the creditworthiness of any Franchisee and that Bank would make no Franchisee Loan without the guarantee of such loans
     by Borrower.   Borrower represents and warrants that Borrower has
     established adequate means of obtaining from each Franchisee on a continuing basis financial and other information pertaining to such Franchisee's financial condition. Borrower agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Borrower's risks hereunder or under any related Guaranty of Franchisee Note, and Borrower further agrees that Bank shall have no obligation to disclose to Borrower any information or material about any Franchisee that is acquired by Bank in any manner.

     3. Section 4.9(d) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

          (d) EBITDA Borrowing Ratio not less than 2.0 to 1.0 as of the end of each fiscal quarter, with "EBITDA" as defined above and calculated as of the end of the preceding four fiscal quarters, and with "EBITDA Borrowing Ratio" defined as the outstanding principal balance of the Revolving Line of Credit plus the aggregate principal amount of funded and unfunded portions of Franchisee Loans divided by EBITDA.

     4. Exhibit "C" is hereby deleted in its entirety, and Annexes "I" and "II" hereto are substituted therefor as Exhibits C-1 and C-2, respectively.

     5. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     6. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                       WELLS FARGO BANK (TEXAS),
SCHLOTZKY'S, INC.                       NATIONAL ASSOCIATION


By:                                    By:
    -----------------------------          ---------------------------
    John C. Wooley                         Keith Smith
    Chief Executive Officer                Vice President

                      THIRD AMENDMENT TO CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of December 28, 1998, by and between Schlotzsky's, Inc., a Texas corporation ("Borrower"), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of June 27, 1997, as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. Section 1.1(a) is hereby amended (a) by deleting "April 30, 2000" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "December 15, 2001," and (b) by deleting "Twelve Million Dollars ($12,000,000.00)" as the maximum principal amount available under the Line of Credit, and by substituting for said amount "Fifteen Million Dollars ($15,000,000.00)," with such changes to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

     1. Section 1.1(c) is hereby amended by deleting "Twelve Million Dollars ($12,000,000.00)" as the maximum amount available for Franchisee loans under the subfeature therefor under the Line of Credit, and by substituting for said amount "Ten Million Dollar ($10,000,000.00)," with such change to be effective upon the execution and delivery to Bank of this Amendment and all other contracts, instruments and documents required by Bank to evidence such change.

     2. Section 1.3 is hereby deleted in its entirety, and the following substituted therefor:

                    "SECTION 1.2.  LOAN.

               (a) LOAN. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make a loan to Borrower in the principal amount of Five Million Dollars ($5,000,000.00) ("Loan"), the proceeds of which shall be used for capital expenditures. Borrower's obligation to repay the Loan shall be evidenced by a promissory note substantially in the form of Exhibit B attached hereto ("Loan Note"), all terms of which are incorporated herein by this reference. Bank's commitment to grant the Loan shall terminate on January 22, 1999.

               (b) REPAYMENT. The outstanding principal balance of the Loan shall be due and payable in full on March 31, 1999.

               (c) PREPAYMENT. Borrower may prepay principal on the Loan solely in accordance with the provisions of the Loan Note."

     3. Sections 1.3(a) and (b) are hereby deleted in their entirety, and the following substituted therefor:

               "(a) INTEREST. The outstanding principal balances of the Line of Credit, the Leasehold Loans, the Construction Loans and the Loan shall bear interest at the rates of interest set forth in the Line of Credit Note, the Franchisee Notes and the Loan Note.

               (b) COMPUTATION AND PAYMENT. Interest shall be computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed. Interest shall be payable at the times and place set forth in the Line of Credit Note, the Franchisee

          Notes and the Loan Note (collectively, the "Notes").

     4.  The following is hereby added to the Credit Agreement as Section 1.4:

          "SECTION 1.4.  COLLATERAL.

               As security for all indebtedness of Borrower to Bank subject hereto, Borrower hereby grants to Bank security interests of first priority in all Borrower's accounts receivables, other right to payment and general intangibles.

               All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance."

     5. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     6. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE

CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                       WELLS FARGO BANK (TEXAS),
SCHLOTZSKY'S, INC.                      NATIONAL ASSOCIATION


By:                                    By:
    -----------------------------          -------------------------------
    John C. Wooley                         Keith Smith
    Chief Executive Officer                Vice President